Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								July 31, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Natural Resources Fund, Inc.
 File No. 811-05206


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison Natural
 Resources Fund, Inc. for the fiscal year ended May 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of July 2006.







Jennison Natural Resources Fund, Inc.





Witness: /s/ Paul Hymas					By:/s/ Jonathan D. Shain
   Paul Hymas							Jonathan D. Shain
								Assistant Secretary






























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